UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2005

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or organization)	File Number)	Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.                                          Other Events

On December 21, 2005, the Lessor under our Facilities Lease and Operating Agreement for the New Bedford, Massachusetts petroleum storage terminal (hereinafter, the “Lease”) exercised its right of termination under the Lease.  Said termination, effective as of June 21, 2006, is in the ordinary course in accordance with the terms of the Lease and is not the result of any default by the Partnership.  The termination of the Lease is not a material event to the Partnership, and we do not believe there will be any material adverse effect on the results of operations or financial condition of the Partnership as a result of such termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: December 22, 2005		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary